EXHIBIT 24 - CONSENTS OF INDEPENDENT AUDITORS




          We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-55189) pertaining to the Employee Stock Purchase Plan of American Annuity Group, Inc. of our report dated March 13, 1995, with respect to the consolidated financial statements and schedules of American Annuity Group, Inc. and our report dated June 15, 1993, with respect to the financial statements of Great American Life Insurance Company included in this Annual Report (Form 10-K) for the year ended December 31, 1994.



                                             ERNST & YOUNG LLP

          Cincinnati, Ohio
          April 18, 1995


          We consent to the use of our report dated June 15, 1993 with respect to the financial statements of Great American Life Insurance Company included as Exhibit 99.2 in the Annual Report (Form 10-K), as amended, of American Annuity Group, Inc. for the year ended December 31, 1994.



                                             ERNST & YOUNG LLP

          Cincinnati, Ohio
          April 18, 1995
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